SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

GENCORP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GENCORP INC.

P.O. Box 537012, Sacramento, California 95853-7012

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of GenCorp Inc.:	February 18, 2003 Sacramento, California

   The Annual Meeting of Shareholders of GENCORP INC. (the “Company”) will be held at the Sheraton Grand Sacramento, 1230 J Street, Sacramento, California 95814, on March 26, 2003 at 9 o’clock a.m. local time to consider and act on the following matters:

1. Election of three Directors to serve a term of three years. (page 2)

2. Ratification of the Board of Directors’ selection of Ernst & Young LLP as independent auditors to audit the books of account and other corporate records of the Company for fiscal 2003. (page 25)

3. Such other matters as may properly come before the meeting or any adjournments thereof.

   The Board of Directors has fixed the close of business on February 3, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     The Company has a great number of shareholders entitled to vote at the Annual Meeting who own fewer than 100 shares. Whether you own one share or hundreds of shares, your vote is important. Therefore, whether or not you expect to attend the meeting in person, you are urged to promptly vote via telephone or Internet by following instructions on the enclosed proxy card or by signing, dating and returning the enclosed proxy card by mail. A return envelope, which requires no postage if mailed in the United States, is enclosed for the convenience of those who wish to vote by mail.

By Order of the Board of Directors,
GREGORY KELLAM SCOTT, Secretary

PROXY STATEMENT
NOMINATION AND ELECTION OF DIRECTORS
HOLDINGS OF SHARES OF THE COMPANY’S CAPITAL STOCK
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
BOARD OF DIRECTORS MEETINGS AND COMMITTEES
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES
LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(1)
PENSION BENEFITS
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE
APPOINTMENT OF INDEPENDENT AUDITORS
OTHER BUSINESS
GENERAL INFORMATION
AUDIT COMMITTEE CHARTER

ANNUAL MEETING

of

GENCORP INC.

P.O. Box 537012, Sacramento, California 95853-7012

PROXY STATEMENT

February 18, 2003

   This Proxy Statement is being mailed to shareholders beginning on or about February 18, 2003 in connection with the solicitation by the Company, on behalf of its Board of Directors, of proxies to be used at the Annual Meeting of Shareholders of the Company which is to be held on March 26, 2003 at the Sheraton Grand Sacramento, 1230 J Street, Sacramento, California 95814, at 9:00 o’clock a.m. local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

   If the accompanying form of proxy is voted via telephone, Internet or United States mail returned to the Company’s transfer agent, The Bank of New York, it will be voted, but it may be revoked at any time before it is voted. Shares in respect of which a proxy or other instruction is not received by the Bank prior to the meeting will not be voted. The presence of a shareholder at the meeting does not automatically revoke any proxy previously given. At any time before a vote is taken, a shareholder may revoke his or her proxy for that vote by giving notice to the company in writing or at the meeting, without affecting any vote previously taken.

   Any shares held for the account of a shareholder participating in the GenCorp dividend reinvestment program will be voted in accordance with the participant’s instructions given via telephone or Internet or set forth in the proxy returned by mail to the Bank in respect of the shares which the shareholder holds of record. If a proxy in respect of the shares which the shareholder holds of record is not voted via telephone or Internet or is not returned to the Bank, the shareholder’s dividend reinvestment program shares will not be voted.

   The Trustees for the Company’s retirement savings plans, Fidelity Management Trust Company and Canadian Western Bank and Trust, will each vote any shares held for participants’ accounts in accordance with the confidential voting instructions returned by the participants to the Trustees, c/o The Bank of New York. (Note: Shares held in the GenCorp Canada Retirement Savings Plan cannot be voted electronically.) If such confidential voting instructions are not returned, the participants’ shares will be voted by Canadian Western Bank and Trust in accordance with the instructions of the Benefits Management Committee for the plans, and by Fidelity Management Trust Company in the same proportions as those shares which have been voted by participants.

   A copy of the Company’s 2002 Annual Report, including financial statements, is enclosed in the envelope with this Proxy Statement.

   At the close of business on February 3, 2003, there were 43,239,894 outstanding shares of Common Stock and no outstanding shares of Cumulative Preference Stock of the Company. Holders of outstanding shares of Common Stock are entitled to one vote for each full share held on the February 3, 2003 record date.

NOMINATION AND ELECTION OF DIRECTORS

   The Company’s Code of Regulations provides for a Board of not less than seven nor more than seventeen directors, and authorizes the Board to determine from time to time the number of directors within that range that will constitute the Board by the affirmative vote of a majority of the members then in office. The Board has set the number of directors currently constituting the Board at ten. Additionally, the Company’s Articles of Incorporation require that the Board of Directors be divided into three classes having staggered three-year terms.

   Under the Board’s retirement policy, a director’s term of office normally expires at the annual meeting following his or her seventieth birthday, regardless of the term of the class for which such director was last elected. Under special circumstances, however, the Board may waive immediate compliance and request that a director postpone his or her retirement until a subsequent date. Director Irving Gutin turned 70 in April 2002. At a meeting on February 5, 2003, the Board extended Mr. Gutin’s service as a director until the 2004 Annual Meeting, when his term naturally expires; however, if a replacement director is found prior to the 2004 Annual Meeting, Mr. Gutin would step down at that time.

   The Board has set the number of directors to be elected at this annual meeting at three, and recommends the election of its three nominees named below.

   Abstentions and non-votes are counted as present for purposes of determining whether a quorum is present at the meeting. Directors are elected by a plurality of the votes cast. Votes cast for a nominee will be counted in favor of election. Withheld votes and broker non-votes will not count either in favor of, or against, election of a nominee. It is the intention of the persons named in the accompanying form of proxy, unless authorization to do so is withheld, to vote for the election of the Board’s three nominees. Proxies cannot be voted for a greater number of persons than the number of directors set by the Board for election. If, prior to the meeting, a nominee becomes unable to serve as a director for any reason, the proxyholders reserve the right to substitute another person of their choice in such nominee’s place and stead. It is not anticipated that any nominee will be unavailable for election.

   The Company has no provision for cumulative voting in the election of directors. Holders of Common Stock are, therefore, entitled to cast one vote for each share held on the February 3, 2003 record date for up to three candidates for election as director.

   The information concerning Directors and Nominees set forth below is given as of December 31, 2002 unless stated otherwise. Each nominee for election and each director continuing in office has had the same principal occupation or employment during the past five years unless otherwise indicated.

Nominees for election at this meeting to three-year terms expiring in March 2006:

J. GARY COOPER

Director since 1998

Chairman and Chief Executive Officer of Commonwealth National Bank, Mobile, AL (a commercial bank) since January 1998. United States Ambassador to Jamaica from November 1994 until November 1997; Senior Vice President, David Volkert and Associates (engineering and architectural firm) from 1992 until 1994; Assistant Secretary of the United States Air Force for Manpower, Reserve Affairs, Installations and the Environment from 1989 to 1992; Active and reserve duty, United States Marine Corps until 1996; Major General, United States Marine Corps

Reserve. General Cooper currently serves as Chairman of the Corporate Governance and Environmental/ Government Issues Committee and member of the Audit Committee of the Board; Age 66.

JAMES M. OSTERHOFF

Director since 1990

Executive Vice President and Chief Financial Officer of US WEST Inc., Englewood, CO (communications company) from 1991 until retirement in 1995. Previously, Vice President, Chief Financial Officer of Digital Equipment Corporation, Maynard, MA (computer systems, software and services company). Mr. Osterhoff currently serves as Chairman of the Audit Committee and member of the Finance Committee of the Board; Age 66.

STEVEN G. ROTHMEIER

Director since 2000

Chairman and Chief Executive Officer of Great Northern Capital, St. Paul, MN (an investment management, consulting and merchant banking firm) since 1993. Director of Department 56, Inc., Eden Prairie, MN; Precision Castparts, Inc., Portland, OR; and Waste Management, Inc., Houston, TX. Mr. Rothmeier currently serves as a member of the Audit Committee, Finance Committee and the Organization & Compensation Committee of the Board; Age 56.

Directors whose terms continue until March 2004:

J. ROBERT ANDERSON

Director since 2001

Vice Chairman, Chief Financial Officer and member of the Board of Directors of the Grumman Corporation, Long Island, NY (aircraft and defense manufacturer) from 1991 until retirement in 1994. Active in various business, civic and philanthropic organizations. Director of Inter-Tel, Inc., Phoenix, AZ. Mr. Anderson currently serves as a member of the Corporate Governance and Environmental/ Government Issues Committee and of the Organization & Compensation Committee of the Board; Age 66.

IRVING GUTIN

Director since 1999

Retired Senior Vice President of Tyco International (U.S.), Ltd. (as of December, 2002), Exeter, NH (diversified manufacturing holding company). Previously, head of Tyco’s Mergers and Acquisitions group until 2001. Mr. Gutin currently serves as Chairman of the Finance Committee and member of the Corporate Governance and Environmental/ Government Issues Committee of the Board; Age 70.

ROBERT A. WOLFE

Director since 1999

Chairman of the Board of the Company (since July 2002) and Chairman, Chief Executive Officer and President of the Company from October 1999 to July 2002. Formerly Vice President of the Company and President of Aerojet–General Corporation (a subsidiary of the Company) from September 1, 1997 until October 1999. Previously, Executive Vice President of the Pratt & Whitney Group, a division of United Technologies during 1997; President, Pratt & Whitney Aircraft’s Large Commercial Engines business from 1994 until 1997 and Senior Vice President,

Pratt & Whitney’s Commercial Engine Management for Latin and North America from 1992 to 1994. Mr. Wolfe currently serves as a member of the Finance Committee of the Board; Age 64.

Directors whose terms continue until March 2005:

JAMES J. DIDION

Director since 2002

Chairman of the Board of CB Richard Ellis, Inc., Los Angeles, California (a real estate firm) from 1987 until retirement in July 2001. Previously served as Chief Executive Officer from 1987 to 1999. Previously held various other management positions within CB Richard Ellis (formerly known as Coldwell Banker & Company) from 1962 to 1987. Mr. Didion currently serves as a member of the Finance Committee since January 30, 2002; Age 63.

TERRY L. HALL

Director since July 2002

President and Chief Executive Officer of the Company since July 2002; formerly Senior Vice President and Chief Operating Officer of the Company from November 2001 to July 2002; Senior Vice President and Chief Financial Officer of the Company from July 2000 to November 2001; Senior Vice President and Chief Financial Officer as well as Treasurer of the Company from October 1999 to July 2000. Also, on special assignment as Chief Financial Officer of Aerojet from May 1999 to October 1999. Previously, Senior Vice President and Chief Financial Officer of US Airways Group, Inc. during 1998 and Chief Financial Officer of Apogee Enterprise Inc. from 1995 to 1997; Chief Financial Officer of Tyco International Ltd. (from 1994 to 1995), Vice President and Treasurer of UAL Corp. (from 1990 to 1993) and President/General Manager of Northwest Aircraft Inc. (from 1986 to 1990); Age 48.

WILLIAM K. HALL

Director since 1995

Chairman and Chief Executive Officer of Procyon Technologies, Inc., Chicago, IL (manufacturer of aerospace/defense products) since October 2000. Previously Executive Consultant & retired Chairman of Falcon Building Products, Inc., Chicago, IL (manufacturer of building products) from December 1999 until June 2000 (Chairman and Chief Executive Officer from 1997 until December 1999 and President and Chief Executive Officer from 1994 to 1997). Previously President and Chief Executive Officer of Eagle Industries, Inc., Chicago, IL (diversified manufacturing company) from 1988 until 1997. Director of A. M. Castle & Co., Franklin Park, IL, Great Plains Energy, Kansas City, KS; Actuant Corporation, Milwaukee, WI and Woodhead Industries, Deerfield, IL. Mr. Hall currently serves as Chairman of the Organization & Compensation Committee and member of the Audit Committee of the Board; Age 59.

DR. SHEILA E. WIDNALL

Director since 1999

Institute Professor at the Massachusetts Institute of Technology since 1998 and a member and current Vice President of the National Academy of Engineering. Previously Secretary of the United States Air Force from August 1993 until October 1997. Dr. Widnall currently serves as a member of the Organization & Compensation Committee and the Corporate Governance and Environmental/ Government Issues Committee of the Board; Age 64.

HOLDINGS OF SHARES OF THE COMPANY’S CAPITAL STOCK

Security Ownership of Management

   The following table lists share ownership of the Company’s Common Stock by directors and executive officers of the Company as of February 6, 2003, except as noted in footnote 3 below. Unless otherwise indicated, share ownership is direct.

	Amount of		Percent
Beneficial Owner	Beneficial Ownership		of Class

J. Robert Anderson	6,754	(2)(3)	—
J. Gary Cooper	2,443	(3)	—
James J. Didion	2,544	(2)(3)	—
Irving Gutin	7,042	(2)(3)	—
William K. Hall	10,612	(1)(2)(3)	—
James M. Osterhoff	11,574	(1)(2)(3)	—
Steven G. Rothmeier	9,004	(2)(3)	—
Sheila E. Widnall	7,042	(2)(3)	—
Robert A. Wolfe	703,514	(2)(3)	1.62%
Terry L. Hall	355,207	(2)(3)	—
Michael F. Martin	147,334	(2)(3)	—
Michael T. Bryant	33,500	(3)	—
Joseph Carleone	117,734	(2)(3)	—
William R. Phillips	183,813	(2)(3)(4)(5)	—
All directors and executive officers as a group (20 persons, excluding Mr. Phillips)(5)	1,670,287	(2)(3)	3.84%

(1)	Shares held indirectly through the William K. Hall trust and the James M. Osterhoff trust, respectively.

(2)	Includes shares subject to stock options which may be exercised within 60 days of February 6, 2003 as follows: Mr. Anderson, 5,254 shares; Mr. Didion, 1,544 shares; Mr. Gutin, 5,254 shares; Mr. W. Hall, 5,254 shares; Mr. Osterhoff, 5,254 shares; Mr. Rothmeier, 5,254 shares; Dr. Widnall, 5,254 shares; Mr. Wolfe, 465,931 shares; Mr. T. Hall, 136,316 shares; Mr. Martin, 87,238 shares; Mr. Carleone, 75,987 shares; Mr. Phillips, 148,192 shares, and all executive officers and directors as a group (excluding Mr. Phillips), 857,921 shares. Messrs. Cooper and Bryant do not hold options exercisable within 60 days of February 6, 2003.

(3)	Includes the approximate number of shares credited to the executive officer’s account as of February 3, 2003 under the GenCorp Retirement Savings Plan and restricted shares granted to the executive officers and directors under the 1999 Equity and Performance Incentive Plan. See page 12.

(4)	As a consequence of Mr. Phillips’ decision to retire under the 2001 GenCorp Voluntary Enhanced Retirement Program, all his unvested stock options (36,666 shares) and unvested restricted stock (41,250 shares) were forfeited on September 30, 2002 and are not included in the table.

(5)	As of September 30, 2002, Mr. Phillips ceased to be an executive officer of the Company. Mr. Phillips elected early retirement in September 2001 under the Voluntary Enhanced Retirement Program. Although he was no longer an executive officer of the Company, Mr. Phillips remains the beneficial owner of 183,813 shares on February 6, 2003.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

   Based solely upon a review of reports of ownership, reports of changes of ownership and written representations under Section 16(a) of the Securities Exchange Act of 1934 which were furnished to the Company during or with respect to FY2002 by persons who were, at any time during FY2002, directors or officers of the Company or beneficial owners of more that 10% of the outstanding shares of Common Stock, no such person failed to file on a timely basis any report required by such section during FY2002.

Security Ownership of Certain Beneficial Owners

   The following table lists the only persons believed by the Company to be the beneficial owners of more than five percent of the 43,444,994 shares of the Company’s Common Stock outstanding as of February 14, 2003. The dates applicable to the beneficial ownership indicated are set forth in the footnotes below.

	Shares	Percent
Beneficial Owner	Beneficially Owned	of Class

Gabelli Asset Management Inc. One Corporate Center Rye, NY 10580	7,591,765	17.55	(1)
GenCorp employee savings plans c/o Fidelity Management Trust Company 82 Devonshire Street Boston, MA 02109	4,455,199	10.30	(2)
Steel Partners II, L.P. 150 East 52nd Street 21st Floor New York, NY 10022	2,680,400	6.20	(3)
Dimensional Fund Advisors Inc. 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	2,521,400	5.83	(4)

(1)	Mario J. Gabelli, through and shared with various entities affiliated with Gabelli Asset Management Inc. (including Gabelli Funds, LLC, GAMCO Investors, Inc. and Gabelli & Company, Inc.), has sole investment discretion with respect to all shares, sole voting discretion with respect to 7,441,900 shares, and no voting discretion with respect to 150,000 shares according to Amendment No. 35 to Schedule 13D dated October 16, 2002 and filed with the Securities and Exchange Commission.

(2)	Shares held at January 31, 2003 by Fidelity Management Trust Company, the Trustee for the GenCorp Retirement Savings Plan and the Aerojet Fine Chemicals LLC Retirement Savings Plan. Shares are voted by the Trustee in accordance with instructions of the participating employees to whose accounts such shares are allocated, except that shares for which no employee instructions are received and shares held for the plans which have not been allocated to participants’ accounts are voted by the Trustee in the same proportions as those shares which have been voted by participants.

(3)	Steel Partners II, L.P. reported that it had sole voting power and sole dispositive power with respect to all shares in Schedule 13D dated December 11, 2002 and filed with the Securities and Exchange Commission.

(4)	Dimensional Fund Advisors reported that it has sole voting power and sole dispositive power with respect to all shares in Schedule 13G dated February 3, 2003 and filed with the Securities and Exchange Commission.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

Meetings of the Board

   The Company’s Board of Directors held eleven meetings during FY2002, five of which were special meetings. At its November 2002 meeting, the Board decided that the nonemployee directors will meet in executive session (without management present) as part of each regularly scheduled Board meeting, and that a nonemployee director chosen on a rotating basis in alphabetical order will preside at such executive sessions. Beginning November 20, 2002, J. Gary Cooper served as chair of the Board’s executive session. At the Board’s February 5, 2003 meeting, James J. Didion served as chair of the Board’s executive session. At the March 26, 2003 meeting, Irving Gutin will serve as chair of the Board’s executive session. Thereafter, the following nonemployee directors will chair executive sessions of the Board, that follow each meeting, in alphabetical order: William K. Hall, James M. Osterhoff, Steven G. Rothmeier and Sheila E. Widnall. Interested parties may communicate with nonemployee directors by mail addressed to Non-management Directors, GenCorp Inc., Attention: Secretary, P.O. Box 537012, Sacramento, California 95853-7012.

Organization & Compensation Committee

   The Organization & Compensation Committee periodically reviews the organization of the Company and its management, including major changes in the organization of the Company and the responsibility of management as proposed by the Chief Executive Officer; monitors executive development and succession planning, reviews the effectiveness and performance of senior management and makes recommendations to the Board concerning the appointment and removal of officers; periodically reviews the compensation philosophy, policies and practices of the Company and makes recommendations to the Board concerning major changes, as appropriate; annually reviews changes in the Company’s employee benefit, savings and retirement plans and reports thereon to the Board; administers the Company’s incentive and deferred compensation plans; and approves, and in some cases recommends to the Board of Directors for approval, the compensation of employee-directors, officers, and principal executives of the Company. Eleven meetings were held during FY2002. Additional information regarding the Organization & Compensation Committee begins on page 18. Current members of the Organization & Compensation Committee are: William K. Hall, Chairman, J. Robert Anderson, Steven G. Rothmeier and Sheila E. Widnall, all of whom are independent outside directors.

Audit Committee

   The Audit Committee reviews and evaluates the scope of the audits to be performed, the adequacy of services performed by, and the fees and compensation of the independent auditors. The Committee also reviews the Company’s audited financial statements with management and with the Company’s independent auditors and recommends approval of the audited financial statements to the Board of Directors before publication in the Annual Report on Form 10-K; reviews and considers matters which may have a bearing upon continuing auditor independence; prepares the report of the Committee to be included in the Company’s annual proxy statement; considers and recommends to the Board of Directors the selection of the independent auditors to examine the consolidated financial statements of the Company for the next year; reviews and evaluates the scope and appropriateness of the Company’s internal audit function and plans and its system of internal control; reviews and evaluates the appropriateness of the Company’s accounting principles and practices and financial reporting and receives periodic reports from the

Internal Audit and Law Departments on a number of matters.

   The Committee consists of three or more nonemployee directors who are independent of management, free of any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgement, and otherwise satisfy the independence requirements of the New York Stock Exchange and any applicable regulations of the U.S. Government. The Board affirmatively determined at its November 2002 meeting that all current members of the Committee are independent of management and are financially literate. The Board also affirmatively determined that Messrs. Osterhoff and Rothmeier are financial experts. The Committee has and may exercise the powers of the Board in management of the business and affairs of the Company in accordance with delegated duties and functions set forth in the Audit Committee Charter. Seventeen meetings were held during FY2002. The complete text of a revised Audit Committee Charter is included in Appendix A to this Proxy Statement. Current members of the Audit Committee are: James M. Osterhoff, Chairman, J. Gary Cooper, William K. Hall and Steven G. Rothmeier, all of whom are independent outside directors. The Report of the Audit Committee for FY2002 appears on page 24.

Finance Committee

   The Finance Committee makes recommendations to the Board in regard to planning of the Company with respect to its capital structure and raising of its long-term capital and with regard to dividend action of the Company; reviews the performance and management of the Company’s employee benefit funds; and makes recommendations to the Board in regard to contributions to any pension plan, profit sharing, retirement or savings plan of the Company, or any proposed changes in the funding method or interest assumption or in amortization of liabilities in connection with funding any such plan. Four meetings were held during FY2002. Current members of the Finance Committee are: Irving Gutin, Chairman, James J. Didion, James M. Osterhoff, Steven G. Rothmeier and Robert A. Wolfe.

Corporate Governance and Environmental/ Government Issues Committee

   The Corporate Governance and Environmental/ Government Issues Committee periodically reviews and makes recommendations to the Board concerning the criteria for selection and retention of directors, the composition of the Board, structure and function of Board committees, retirement policies and compensation and benefits of directors; aids in attracting qualified candidates to the Board and recommends to the Board qualified candidates to serve as directors of the Company; considers and makes recommendations to the Board concerning director nominations submitted by shareholders. To be considered for election at an Annual Meeting, shareholder nominations must be accompanied by the written consent of each such nominee and must be mailed to the Corporate Governance and Environmental/ Government Issues Committee, GenCorp Inc., Attention: Secretary, P.O. Box 537012, Sacramento, California 95853-7012. Such nominations must be received by the Secretary of GenCorp no later than the December 1 immediately preceding the date of the annual meeting at which the nominee is to be considered for election.

   The Committee also periodically reviews and advises the Board regarding significant matters of public policy, including proposed actions by foreign and domestic governments which may significantly affect the Company; reviews and advises the Board regarding adoption or amendment of major Company policies and programs relating to matters of public policy; monitors the proposed adoption or amendment of significant environmental legislation and regulations and advises the Board regarding the impact such proposals may have upon the Company and, where appropriate, the nature of the Company’s response thereto; periodically reviews and advises the Board regarding the status of the Company’s various compliance programs and the adequacy of such programs, including the status of its environmental policies and performance under its environmental compliance programs; and periodically reviews and reports to the Board regarding the status of, and estimated liabilities for, environmental remediation. Four meetings were held during FY2002. Current members of the Corporate Governance and Environmental/ Government Issues Committee are: J. Gary Cooper, Chairman, J. Robert Anderson, Irving Gutin and Sheila E. Widnall, all of whom are independent outside directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

		Annual Compensation

					Other Annual
		Salary		Bonus(1)	Compensation
Name and Current Principal Position	Year	($)		($)	($)

Robert A. Wolfe(2)	2002	540,000		-0-		-0-
Chairman of the Board	2001	540,000		-0-		200,000	(3)
	2000	520,500		651,000		200,000	(4)
Terry L. Hall(5)	2002	433,175		-0-		-0-
President and	2001	400,000		-0-		12,817	(6)
Chief Executive Officer	2000	330,580		335,000		1,257	(6)
since July 1, 2002
Michael T. Bryant(7)	2002	385,250	(8)	260,000		69,037	(9)
Vice President and President,	2001	-0-		-0-		-0-
GDX Automotive	2000	-0-		-0-		-0-
since July 22, 2002
Michael F. Martin(10)	2002	275,004		245,000		12,973	(11)(12)
Vice President and President,	2001	275,000		275,000		10,000	(11)
Aerojet-General Corporation	2000	183,855		110,000		10,000	(11)
Joseph Carleone	2002	214,992		215,000		-0-
Vice President and President,	2001	214,992		-0-		-0-
Aerojet Fine Chemicals LLC	2000	192,873		201,000		-0-
William R. Phillips	2002	376,420	(13)	-0-	-0-
Senior Vice President, Law;	2001	279,000		-0-		224,531	(3)(6)(11)
General Counsel and Secretary	2000	266,538		270,000		187,492	(4)(6)(11)
until September 5, 2002

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Long Term Compensation

	Awards				Payouts

			Securities
	Restricted		Underlying
	Stock		Options/		LTIP		All Other
	Awards		SARS(15)		Payouts		Compensation
Name and Current Principal Position	($)(14)		(#)		($)(19)(20)		($)(22)

Robert A. Wolfe(2)	-0-		0		1,316,890	(21)	24,092
Chairman of the Board	-0-		150,000		-0-		53,433
	-0-		168,284		648,950		23,022
Terry L. Hall(5)	-0-		70,000		-0-		19,363
President and	-0-		45,000		-0-		30,600
Chief Executive Officer	-0-		40,000		217,688		25,338
since July 1, 2002
Michael T. Bryant(7)	154,350	(16)	40,000		-0-		-0-
Vice President and President,	-0-		-0-		-0-		-0-
GDX Automotive	-0-		-0-		-0-		-0-
since July 22, 2002
Michael F. Martin(10)	-0-		15,000		-0-		24,457
Vice President and President,	184,500	(17)	45,000		-0-		14,910
Aerojet-General Corporation	-0-		10,000		54,019		11,523
Joseph Carleone	-0-		5,000		-0-		9,674
Vice President and President,	-0-		20,000		-0-		19,091
Aerojet Fine Chemicals LLC	-0-		7,000		-0-		13,826
William R. Phillips	-0-		-0-		-0-		20,177
Senior Vice President, Law;	-0-		40,000	(18)	-0-		24,630
General Counsel and Secretary	-0-		30,000	(18)	303,150		21,191
until September 5, 2002

(1)	An explanation of the manner in which FY2002, FY2001 and FY2000 Incentive Bonus amounts have been calculated begins on page 19.

(2)	Prior to July 1, 2002, Mr. Wolfe served as Chairman, Chief Executive Officer and President.

(3)	Includes payments made in January 2001 pursuant to Key Employee Retention Agreements described on page 17 as follows: Mr. Wolfe $200,000 and Mr. Phillips $175,000.

(4)	Includes payments made in January 2000 pursuant to Key Employee Retention Agreements described on page 17 as follows: Mr. Wolfe $200,000 and Mr. Phillips $175,000.

(5)	Prior to July 1, 2002, Mr. Hall served as Senior Vice President and Chief Operating Officer.

(6)	Reimbursement for taxes payable in connection with relocation and reimbursement of certain moving expenses. Payments in FY2001 were: Mr. Hall $12,817 and Mr. Phillips $39,531. Payments in FY2000 were: Mr. Phillips $2,492 and Mr. Hall $1,257.

(7)	Prior to July 22, 2002, Mr. Bryant served as Managing Director of GDX Automotive Technical Center GmbH & Co. KG.

(8)	Includes salary paid in Germany prior to relocation to the United States in July 2002 converted to $298,584 using the Euro to U.S. Dollar conversion rate in effect on the dates of salary payment.

(9)	Includes $36,630 for temporary living expenses outside the Company’s normal relocation policy in connection with relocation from Germany to the United States and $32,407 gross up for taxes incurred in connection with such relocation.

(10)	Prior to November 14, 2001, Mr. Martin served as a Vice President and Controller of GenCorp Inc.

(11)	Cash allowances in lieu of a Company provided automobile. Except as noted herein, other perquisites and personal benefits provided to the named GenCorp officers during FY2002, FY2001 and FY2000 did not exceed disclosure thresholds established by the Securities and Exchange Commission.

(12)	Reimbursement for $2,973 in taxes payable in connection with a gross-up of certain travel expenses, and $10,000 cash allowance in lieu of a Company provided automobile.

(13)	Salary total includes the sum of $105,000 paid as a retainer for the period September 30 through December 31, 2002 pursuant to the Consulting Agreement described on page 16.

(14)	See “Long Term Incentive Plans — Awards in Last Fiscal Year” table on page 12 and narrative description under the heading “Restricted Stock” beginning on page 20.

(15)	Shares of GenCorp common stock underlying options granted pursuant to the GenCorp 1999 Equity and Performance Incentive Plan.

(16)	Represents restricted shares granted to Mr. Bryant at the time of his election to Vice President and President, GDX Automotive. Fifteen thousand (15,000) shares were granted as of July 22, 2002 at a market price of $10.29. Dividends on these shares are paid during the restrictive period. The market value of these shares on November 30, 2002 was $121,500.

(17)	Represents restricted shares granted to Mr. Martin at the time of his promotion to Vice President and President, Aerojet-General Corporation. Fifteen thousand (15,000) shares were granted as of November 14, 2001 at a market price of $12.30. Dividends on these shares are paid during the restrictive period. The market value of these shares on November 30, 2002 was $121,500.

(18)	As a consequence of Mr. Phillips’ election to retire under the 2001 GenCorp Voluntary Enhanced Retirement Program, 10,000 options from his FY2000 grant and 26,666 options from his FY2001 grant were forfeited in September 2002, and are not included herein.

(19)	For FY2002 and FY2001 no restricted shares vested under the 1999 Equity and Performance Incentive Plan because performance goals were not met. As a result, a total of 14,500 shares for FY2002 and 59,775 shares for FY2001 were forfeited by named executive officers and returned to the 1999 Equity and Performance Incentive Plan. As a consequence of Mr. Phillips’ election to retire under the 2001 GenCorp Voluntary Enhanced Retirement Program, an additional 41,250 shares of unvested restricted stock were forfeited in September 2002.

(20)	Includes the Value of Restricted Stock which vested due to earnings per share growth for FY2000 under the 1999 Equity and Performance Incentive Plan, as follows: Mr. Wolfe 45,000 shares; Mr. Hall 20,250 shares; Mr. Martin 5,025 shares and Mr. Phillips 15,000 shares. Amounts included in the table are based upon the New York Stock Exchange closing price of GenCorp Common Stock of $10.75 per share on the February 1, 2001 vesting date. See pages 20 and 21 for additional plan information. Also, Long Term Incentive Plan amounts reported for FY2000 were paid under the GenCorp Inc. Long Term Incentive Program in cash. Payment for the completed 1997-1999 performance period under the plan were made in January 2000.

(21)	Pursuant to Mr. Wolfe’s Modified Employment Retention Agreement, a description of which begins on page 15, 119,500 restricted shares previously granted were vested as of July 31, 2002.

(22)	Company contributions credited to the executive’s account in the Retirement Savings Plan and, where applicable, the amount credited to the executive’s account in the GenCorp Benefits Restoration Plan, a nonfunded plan which restores to the individual’s account amounts otherwise excluded due to limitations imposed by the Internal Revenue Code on contributions and includable compensation under qualified plans.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

					Potential Realizable
					Value at Assumed
					Annual Rates of
					Stock Price
					Appreciation
					For Option Term
	Individual Grants				(ten years)(3)(4)

	Number of	Percent of
	Securities	Total
	Underlying	Options/SARS
	Options/SARS	Granted to	Exercise or
	Granted	Employees	Base Price	Expiration
Name	(#)(1)	in Fiscal Year	($/Share)(2)	Date	5%($)	10%($)

Robert A. Wolfe	0	—	—	—	—	—
Terry L. Hall	40,000	9.38%	9.77	9-27-2012	245,772	622,835
Terry L. Hall	30,000	7.03%	15.43	5-15-2012	291,115	737,743
Michael T. Bryant	40,000	9.38%	10.29	7-22-2012	258,853	655,984
Michael F. Martin	15,000	3.52%	15.43	5-15-2012	145,558	368,872
Joseph Carleone	5,000	1.17%	15.43	5-15-2012	48,519	122,957
William R. Phillips	0	—	—	—	—	—

(1)	Non-qualified stock options granted pursuant to the GenCorp Inc. 1999 Equity and Performance Incentive Plan for the number of shares of GenCorp common stock indicated. No stock appreciation rights were granted in FY2002. Options become exercisable in 33 1/3% increments on the first, second and third anniversaries of the grant.

(2)	Exercise price equals the closing market price on the NYSE of GenCorp common stock on the date of grant.

(3)	The 5% and 10% appreciation over 10 years’ option valuation methods assumes a stock price of $15.91 and $25.34, respectively, at September 27, 2012 with respect to Mr. Hall; of $25.13 and $40.02 respectively, at May 15, 2012 with respect to Messrs. Hall, Martin and Carleone; and $16.76 and $26.69 respectively, at July 22, 2012 with respect to Mr. Bryant.

(4)	The potential realizable values are shown in the table in conformity with Securities and Exchange Commission regulations, and are not intended to forecast possible future appreciation. The Company is not aware of any formula which will predict with reasonable accuracy the future appreciation of equity securities. No benefit can be realized by optionees without an appreciation in stock price, which will benefit all shareholders commensurately.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-
	Shares		Options/SARs at Fiscal		the-Money Options/SARs
	Acquired		Year End(#)(1)		at Fiscal Year End($)
	on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert A. Wolfe	0	0	373,860	142,071	0	0
Terry L. Hall	0	0	107,983	113,333	0	0
Michael T. Bryant	0	0	0	40,000	0	0
Michael F. Martin	0	0	75,572	48,332	9,677	0
Joseph Carleone	0	0	69,321	20,666	17,245	0
William R. Phillips	0	0	148,192	0	18,006	0

(1)	No SARs have been issued under the Plan.

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR(1)

			Estimated Future Payouts
		Performance or
	Number of	Other Period Until	Vesting During
	Shares, Units or	Maturation or	First Three	Vesting in
Name	Other Rights	Payout (Years)	Years	Fourth Year

Robert A. Wolfe(2)	0	—	—	—
Terry L. Hall	12,000	3-4	12,000	6,000
Terry L. Hall	25,000	3-4	25,000	12,500
Michael T. Bryant(3)	6,500	3-4	6,500	3,250
Michael F. Martin	6,000	3-4	6,000	3,000
Joseph Carleone	3,500	3-4	3,500	1,750
William R. Phillips(2)	0	—	—	—

(1)	Indicates FY2002 awards under the GenCorp 1999 Equity and Performance Incentive Plan. Restricted shares granted in FY2002 vest only if shares of GenCorp common stock close at or above $19.00 per share for ten consecutive market closes within four years from the date of grant. Potential vesting is reduced to 50% after three years from the date of grant.

(2)	Mr. Wolfe’s responsibilities changed as a result of his elevation to Chairman. Mr. Phillips did not receive an award in FY2002 due to his scheduled retirement.

(3)	On July 22, 2002, Mr. Bryant was granted 15,000 additional restricted shares which will vest on July 22, 2005 based upon Mr. Bryant’s continued employment until that date. See footnote 16 on page 10.

PENSION BENEFITS

   GenCorp’s salaried pension plans include several formulas for the determination of benefits, and require that the formula providing the highest benefit be utilized to determine an individual employee’s actual benefit. The benefit for Messrs. Phillips, Martin and Carleone have been determined pursuant to the formula which utilizes five-year average compensation for years of service prior to December 2003 and a career average formula for service thereafter. Benefits for Messrs. Wolfe, Hall and Bryant have been determined pursuant to the plan’s career average formula. Estimated benefits are shown below because the required calculations do not lend themselves to a typical pension plan table where benefits can be determined by the reader solely upon the basis of years of service and final compensation.

	Approximate	Estimated
	Years of Credited	Annual Benefits
	Service at Anticipated	Payable at
Name	Retirement(1)	Anticipated Retirement(1)

Robert A. Wolfe(3)	16	$248,860
Terry L. Hall	20	191,190
Michael T. Bryant	25	126,288
Michael F. Martin	30	150,511
Joseph Carleone	28	118,352
William R. Phillips(2)	25	196,669

(1)	Retirement benefits shown in the table for Mr. Martin were calculated pursuant to the terms of the Aerojet-General Corporation Consolidated Pension Plan (“Aerojet Pension Plan”). Retirement benefits for Messrs. Hall, Bryant and Carleone were calculated pursuant to the terms of the GenCorp Consolidated Pension Plan (“GenCorp Pension Plan”). The retirement benefit for Mr. Phillips was calculated pursuant to the GenCorp Pension Plan and the 2001 Supplemental Retirement Plan for GenCorp Executives (“2001 Supplemental Plan”) adopted in connection with the 2001 GenCorp Voluntary Enhanced Retirement Program described in Footnote 2 below. Mr. Wolfe’s retirement benefit was calculated pursuant to the GenCorp Pension Plan and the supplemental pension provisions of his Modified Employment Retention Agreement described on page 15. There is no offset for Social Security payments.

The benefits shown are estimated and have not been adjusted for any survivor option. Each estimated benefit is based upon the assumption that the executive will remain an employee until age 65 or, if applicable, the retirement date under the 2001 Supplemental Plan or under Mr. Wolfe’s Employment Retention Agreement, and that the pension plan under which the estimated benefit is calculated will remain unchanged. For Messrs. Wolfe, Hall, Martin, Carleone and Bryant compensation is assumed to continue until retirement at a rate equal to compensation paid during the fiscal year ended November 30, 2002. The benefit for Mr. Phillips is based on expected compensation prior to retirement under the 2001 GenCorp Voluntary Enhanced Retirement Program. Years of Credited Service shown for Mr. Wolfe include ten additional years in accordance with his Employment Retention Agreement described in Footnote 3 below and on page 15. Years of Credited Service shown for Mr. Phillips include 10 additional years, under the 2001 GenCorp Voluntary Enhanced Retirement Program described in Footnote 2 below.

The benefit for Messrs. Phillips, Martin and Carleone have been determined by a formula which provides for a benefit (A) for years of service prior to December 1, 2003 of (1) 1.125% of five-year average compensation up to the Average Social Security Wage Base (“ASSWB”) plus 1.5% of average compensation in excess of the ASSWB multiplied by the total of such years of service up to 35 years and (2) 1.5% of average compensation multiplied by the total years of service in excess of 35 years, and (B) for each year of service after December 1, 2003 (1) prior to attainment of 35 years of service, 1.625% of annual compensation up to the ASSWB plus 2.0% of annual compensation in excess of the ASSWB, and (2) after attainment of 35 years of service, 2.0% of annual compensation. The benefits for Messrs. Wolfe, Hall, Martin, Bryant and Carleone have been determined pursuant to the same formula described in part (B) above. The published Average Social Security Wage Base applicable to the plan year ending November 30, 2003 is $39,600.

The benefits shown in the table have not been reduced to reflect the limitation on includable compensation or the overall benefit limitation imposed on pension plans qualified under Section 401(a) of the Code, since the amount of any of these reductions will be restored to the individual pursuant to the terms of the GenCorp Benefits Restoration Plan, a nonfunded plan with benefits payable out of the general assets of GenCorp.

(2)	Mr. Phillips elected to retire under the 2001 GenCorp Voluntary Enhanced Retirement Program (“VERP”). Under the terms of the VERP, Mr. Phillips was placed in Salary Continuation status effective October 1, 2002, with a designated retirement date of October 1, 2004. Under the VERP, an enhanced pension benefit is calculated first, by adding ten years to actual vesting and benefit service, or age, as determined under the GenCorp Pension Plan, and applying the benefit formulas of that Plan; and second, reducing that amount by benefits actually accrued under the GenCorp Pension Plan and the GenCorp Benefits Restoration Plan. The enhanced pension benefit for Mr. Phillips will be paid out of Company funds, as a life annuity or in five equal annual installments as elected by the individual, under the 2001 Supplemental Plan described in Footnote 1 above, but will be computed under the terms, limitations, formulas, reduction factors and administrative practices of the GenCorp Pension Plan.

(3)	Retirement benefits for Mr. Wolfe were determined under his Modified Employment Retention Agreement by adding ten years to actual benefit service determined under the GenCorp Pension Plan and applying the benefit formulas of that plan. Benefit amounts determined under the Modified Employment Retention Agreement will be paid out of Company funds and will be offset by benefits accrued under the GenCorp Pension Plan and the GenCorp Benefits Restoration Plan. Total annual retirement benefits will be no less than $248,860 if Mr. Wolfe remains in employment until November 30, 2003. See page 15 for the primary terms of Mr. Wolfe’s Modified Employment Retention Agreement.

Compensation of Directors

   During FY2002, nonemployee directors received compensation of $44,000 per year plus $2,000 for each Committee membership. A nonemployee director who served as Chairman of a Committee of the Board also received an annual fee of $2,000 in consideration of such service. During FY2002 upon recommendation of management and the Corporate Governance and Environmental/ Government Issues Committee, the Board authorized payment of special fees in the amount of $1,000 per meeting for those nonemployee directors attending special meetings of the Audit Committee and the Board related to the special review of GDX Automotive accounting matters. In addition, the Chairman of the Audit Committee was granted a one time special fee in the amount of $10,000 in recognition of his special service in regard to these matters. As a result, during FY2002, nonemployee directors received additional compensation in amounts between $2,000 and $19,000 to reflect special Board and Committee meetings held during the year. Effective in FY2003, the annual Committee Membership fee was increased to $4,000, and the annual Committee Chairmanship fee was increased to $8,000 to reflect increased responsibilities related to the requirements of the Sarbanes-Oxley Act of 2002.

   Nonemployee directors annually may elect to defer all or a percentage of their compensation, including committee fees, pursuant to a deferred compensation plan for nonemployee directors. The plan is unfunded, and deferred amounts are credited, at the election of the director, with phantom shares in a GenCorp stock fund, a S&P 500 index fund, or a cash deposit program. Deferred amounts and earnings thereon are payable after termination of GenCorp Board service in either a lump sum or installments as elected by the director.

   Each nonemployee director elected to the Board prior to January 2002 had been eligible to participate in the Company’s Retirement Plan for Nonemployee Directors. Under that plan, each nonemployee director who terminates his or her service on the Board after at least sixty months of service will receive an annual retirement benefit equal to the retainer in effect on the date such director’s service terminates, payable in monthly installments, until the number of monthly payments made equals the lesser of (a) the individual’s months of service as a director, or (b) 120 monthly payments. In the event of death prior to payment of the applicable number of installments, the aggregate amount of unpaid monthly installments will be paid, in a lump sum, to the retired director’s surviving spouse or other designated beneficiary, if any, or to the retired director’s estate.

   Nonemployee directors elected to the Board effective on or after January 1, 2002 are not eligible to participate in the Retirement Plan for Nonemployee Directors but will, instead, receive an annual nonqualified stock option grant valued at $30,000 by the Black-Sholes method. Such stock options will be subject to vesting 50% after six months from the date of grant and the remaining 50% one year from date of grant, and will have a 10 year term.

   Nonemployee directors serving on the Board prior to January 2002 may continue participating in the retirement plan for nonemployee directors at the 2001 benefit level, or may elect to freeze the retirement benefit already accrued under the retirement plan for nonemployee directors and receive an annual stock option grant, as described above, in respect of future service on the Board. As of November 30, 2002, all non-employee directors except J. Gary Cooper had elected to freeze accrued retirement benefits and receive an annual stock option grant as described above.

   Nonemployee directors of GenCorp also are eligible to receive restricted stock awards under the GenCorp 1999 Equity and Performance Incentive Plan. Provided that the grantee remains in continuous service as a director of the Company, the restricted shares will vest and become nonforfeitable on the third anniversary of the grant. In FY2002, each nonemployee director received an annual grant of 500 restricted shares of GenCorp common stock which will vest on the third anniversary of the grant if the director remained in service until such date. All shares may be voted, but ownership may not be transferred until service on the Board terminates. Unvested shares will be forfeited in the event of a voluntary resignation or refusal to stand for reelection, but vesting will be accelerated upon the occurrence of a change in control or announcement of a tender or exchange offer which would result in a person holding beneficial ownership of 30% or more of the outstanding GenCorp common stock.

   Under the Board’s retirement policy, a director’s term of office normally expires at the annual meeting following his or her seventieth birthday regardless of the term of the class for which such director was last elected. Under special circumstances, however, the Board may waive immediate compliance and request that a director postpone his or her retirement until a subsequent date (see the discussion regarding Mr. Gutin on page 2).

   Directors who are also employees of the Company are not compensated separately for serving on the Board and are not paid a retainer or additional compensation for attendance at Board or committee meetings.

Employment Contracts and Termination of Employment and Change in Control Arrangements

   Pursuant to the terms of Mr. Wolfe’s July 26, 2002 Modified Employment Retention Agreement, if he continues to serve as Chairman and Director until November 30, 2003 (or if the Company elects to terminate his employment prior to that date for any reason other than Cause, as defined in the Agreement, or upon his death), Mr. Wolfe or his designated beneficiary will be entitled to receive (A) annual retirement benefits equal to the greater of (i) $248,860, or (ii) the amount calculated based upon (a) the formulas in the GenCorp Pension Plan, (b) his actual age, (c) his actual service credits plus ten whole years of service credit, and (d) his actual final five-year average plan compensation (but no less than $765,225); Mr. Wolfe’s retirement benefit under the Agreement will be paid out of the Aerojet Pension Plan and/or GenCorp Pension Plan in accordance with the terms of those plans, and out of Company funds under the GenCorp Benefit Restoration Plan, with the balance paid out of Company funds, as a life annuity or in five equal annual installments in accordance with Mr. Wolfe’s election; (B) immediate vesting of all unexercised GenCorp stock options, which would remain exercisable for the term of the grant; (C) a lump sum payment of any Base Salary that would have been paid (no less than $540,000 annually) through November 30, 2003; and (D) any earned bonus for any completed fiscal year plus a pro rata bonus for the fiscal year of termination based upon actual results for the year. In the event of Mr. Wolfe’s death prior to November 30, 2003, his retirement benefits under the Agreement will be computed as if he had survived to and retired on November 30, 2003, and paid in accordance with the Agreement. Pursuant to the Modified Employment Retention Agreement, 119,500 restricted shares previously granted to Mr. Wolfe were vested as of July 31, 2002.

   Mr. Michael Bryant’s May 14, 2002 offer letter of employment provided an initial base salary of $260,000 per annum and a maximum annual incentive opportunity equal to 100% of annual base salary. Upon his employment date, Mr. Bryant received an option to purchase 40,000 shares of GenCorp common stock at an exercise price equal to the closing market price on his employment date. One-third of the options will become exercisable after one year from the date of grant, two-thirds will be exercisable two years after the date of grant, and 100% will be exercisable three years after the date of grant. Mr. Bryant also received 15,000 restricted shares which will vest three years after the date of grant based upon Mr. Bryant’s continued employment with the company.

   The Company entered into a September 16, 2002 Consulting Agreement with Mr. William R. Phillips, former Senior Vice President, Law; General Counsel and Secretary, pursuant to which Mr. Phillips was to provide legal advice, counseling and services, as directed, including advice regarding water and environmental issues and support for the seamless transition of the new General Counsel and Secretary of GenCorp. Pursuant to the September 16, 2002 Consulting Agreement, Mr. Phillips was paid a $105,000 retainer to ensure availability of Mr. Phillips to render services, as directed, during the period September 30, 2002 through December 31, 2002 on an exclusive, full-time basis on GenCorp business days. The Agreement also provided that Mr. Phillips would be paid $3,000 per day for non-exclusive consulting services rendered to GenCorp during calendar year 2003, with a minimum of two days service per month guaranteed by monthly retainer. The Agreement was amended on January 6, 2003 to ensure Mr. Phillips’ continued availability on an exclusive full-time basis on GenCorp business days through March 31, 2003. Mr. Phillips was paid a retainer of $100,000 in January 2003 for the extended period. The amended Agreement continues to provide a retainer of $6,000 per month for the nine month period April 1 through December 31, 2003 to ensure non-exclusive availability to render services for up to two days per month. GenCorp may request more than two days services in any month during this period, and those services will be invoiced by consultant at the rate of $3,000/day or $1,500/half day. The retainer fee for both periods is non-refundable regardless of the number of days actually worked by Consultant except that a proportionate share shall be refunded if the Agreement is cancelled by GenCorp for breach by Consultant. The retainer paid and payable during the full term of the Consulting Agreement, as amended, is in addition to payments which Mr. Phillips receives pursuant to the GenCorp 2001 Voluntary Enhanced Retirement Program, including salary which continues during Mr. Phillips salary continuation status until his designated retirement date of October 1, 2004.

   Pursuant to authorization by the Board of Directors, GenCorp has entered into amended and restated severance agreements with twelve elected officers. The severance agreements provide for a severance payment in an amount equal to the officer’s base salary plus bonus multiplied by a factor of 3 in the case of the Chairman of the Board, Chief Executive Officer or a Senior Vice President, or by a factor of 2 for other covered officers, if within three years after a change-in-control, the officer’s employment is terminated in a manner within the scope of the agreement. Covered termination includes termination by (1) GenCorp for any reason other than death, disability or cause, or (2) the officer, following the occurrence of one or more of the following events: (i) failure to elect, reelect or maintain the executive in office or substantially equivalent office, (ii) a significant adverse change in the nature or scope of authority or duties or reduction base pay, incentive opportunity or employee benefits, or (iii) change in circumstances following a change-in-control, including, without limitation, a change in scope of business or activities for which the executive was responsible prior to the change-in-control, or (iv) liquidation, dissolution, merger, consolidation, reorganization or transfer of substantially all of the business or assets of the Company, or (v) relocation of principal work location in excess of 30 miles, or (vi) any material breach of the agreement. For purposes of this agreement, base salary is the annual salary in effect immediately prior to the change-in-control, and the bonus amount shall be the greater of (i) the average of the annual bonuses earned by the executive during the three immediately preceding fiscal years, or (ii) 75% of the executive’s maximum bonus opportunity under the Company’s Annual Incentive Compensation Plan for the fiscal year in which the change-in-control occurs. A change-in-control will occur if (a) substantially all of the Company’s assets are sold or transferred to, or the Company is merged into another entity, with the result that less than 51% of the voting shares are held by persons who were shareholders prior to the transaction, or (b) a report is filed with the Securities and Exchange Commission that an entity other than the Company, a subsidiary or benefit plan has become beneficial owner of 20% or more of the voting power, or (c) the individuals who, at the beginning of two preceding calendar years, constituted the Board of Directors, cease to constitute a majority thereof, unless nomination of each new director was approved by at least two-thirds of those who were directors at the beginning of the period, or (d) the Board determines that a particular transaction will result in a change-in-control and is in the best interests of the Company and its shareholders. The agreements also provide for continuation of health and life benefits for 24 or 36 months, as appropriate, vesting of accrued retirement benefits, payment of the amount required to cover excise taxes, if any, financial counseling, outplacement, and accounting fees and costs of legal representation if required to enforce the agreement. The severance agreements renew annually unless not later than September 30 of the preceding year, the Company or the executive gives notice that the term will not be extended. All named executive officers are covered by a severance agreement. Mr. Phillips’ severance agreement terminated when he began Salary Continuation status on October 1, 2002.

   In anticipation of the October 1, 1999 spin-off of OMNOVA Solutions Inc. from GenCorp, GenCorp adopted the 1999 Key Employee Retention Plan which provided for payment of up to two annual cash retention payments to eligible employees who satisfactorily continued their employment with GenCorp, attained specific performance objectives (including completion of the spin-off) and met all plan requirements. Two of the named executive officers received Key Employee Retention Letter Agreements providing for the following retention payments in FY2000 and FY2001, respectively: Mr. Wolfe, $200,000 and $200,000; Mr. Phillips, $175,000 and $175,000. Messrs. Hall, Martin, Bryant and Carleone did not receive Retention Agreements.

   During FY2001, GenCorp amended the GenCorp Consolidated Pension Plan to provide that, upon the occurrence of a change-in-control of the Company (as defined in executive severance agreements described above), an additional five years will be added to age, vesting service and credited service in calculating pension benefits for any participant who is a Corporate Headquarters employee.

Transactions with Management and Others

   In June 2000 the Company sold a 20% equity interest in its Aerojet Fine Chemicals (AFC) subsidiary to NextPharma Technologies U.S.A. Inc. (NextPharma) for approximately $25 million in cash and exchanged an additional 20% equity interest in AFC for an approximate 35% equity interest in NextPharma’s parent, NextPharma Technologies S.A., a société anonyme organ-

ized under the laws of Luxembourg. Following review and approval by the Audit Committee of the GenCorp Board of Directors, GenCorp Chairman and then CEO Robert Wolfe subscribed for 25,000 Ordinary Shares of NextPharma Technologies S.A. in August 2000 at an aggregate purchase price of U.S. $250,000. Mr. Wolfe purchased the shares for his own account for investment purposes.

   Both NextPharma Technologies S.A. and GenCorp subsequently arrived at the conclusion that it was in their best interests to terminate their joint ownership of AFC. A mutual agreement was reached to effect such termination. Therefore, in December 2001, the Company reacquired the 40% equity position in AFC for approximately $13 million in cash and return of GenCorp’s interest in NextPharma’s parent. The acquisition agreement also contains a provision for a contingent payment of up to $11.8 million in the event of a disposition of AFC within two years of the reacquisition. Because of his private NextPharma investment, with prior notice to the Audit Committee of the Board of Directors, Mr. Wolfe was recused from all negotiations and all discussions and approvals of this transaction with senior GenCorp management, with the GenCorp Board of Directors and with NextPharma and its affiliates. Mr. Wolfe still holds the Ordinary Shares he purchased in NextPharma Technologies S.A. as a personal investment.

Indebtedness of Management

   During FY2002 Messrs. Hall and Phillips each had an indebtedness to the Company outstanding under the GenCorp Key Employee Loan Program (Loan Program) which was approved by the Board to enable employees whose restricted stock had vested to pay taxes on the stock and retain it for as long as they remain in the employ of the Company. Further information on termination of the Loan Program appears on page 21. Outstanding loan amounts are: Mr. Hall, $77,170 and Mr. Phillips, $57,163. Repayment provisions under the Loan Program begin upon termination of employment. Interest, which is calculated and payable annually, is charged at the Company’s marginal borrowing rate which for 2002 was 5.36%. Interest amounts accrued and payable for FY2002 are: Mr. Hall, $4,137 and Mr. Phillips, $3,064.

Organization & Compensation Committee Function

   The Organization & Compensation Committee (“Committee”) advises and recommends to the Board of Directors the total compensation of the Chairman of the Board, Chief Executive Officer and President. In addition, the Committee, with the counsel of the Chief Executive Officer, considers and establishes base pay and incentive bonuses for the other executive officers of the Company elected by the Board. The base pay and incentive bonuses of the principal executives of the consolidated Company are subject to ratification by the Board.

   The Committee also administers the Company’s deferred compensation plan and the GenCorp 1999 Equity and Performance Incentive Plan, which is utilized to provide long term incentives for executives in the forms of grants of stock options and restricted stock. Further information regarding the functions of the Organization & Compensation Committee appears on page 7.

Organization & Compensation Committee Interlocks and Insider Participation

   The Committee is composed entirely of nonemployee directors. Current Committee members are William K. Hall, Committee Chairman, J. Robert Anderson, Steven G. Rothmeier and Sheila E. Widnall. All nonemployee directors participate in decisions regarding the compensation of the Chairman, Chief Executive Officer and President. Therefore, J. Gary Cooper, James J. Didion, Irving Gutin, James M. Osterhoff (who served on the Committee until January 30, 2002) and Steven G. Rothmeier also participated in decisions regarding FY2002 compensation for Messrs. Wolfe and Hall.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Executive Compensation Philosophy

   The Committee desires to provide an executive compensation program which allows for the effective recruitment, retention and motivation of highly qualified individuals who are key to the Company’s current and future success. The Committee believes the Company’s executive compensation program is designed to: create and reinforce a strategic alignment among the vision, goals and priorities of the Company; promote the interests of GenCorp’s shareholders; respond to, and differentiate, both individual responsibilities and performance; properly balance the focus on both short and long-term Company performance; allow the Company to respond to changes for similar positions in the competitive marketplace; and prudently administer the fiscal resources of the organization. In the application of this philosophy, the Committee recognizes the need to attract and retain individuals who, by their actions, will add to shareholder value.

   In order to strengthen the alignment between the interests of shareholders and the interests of senior executives of the Company, the Committee approved share ownership guidelines which applied to the Company’s executive officers and took effect beginning in FY1998. Under these guidelines, each executive officer is expected to own shares of GenCorp Common Stock equal in aggregate market value to a designated multiple of the officer’s annual salary. The Committee reviews these guidelines annually, and will consider adjustments when appropriate.

Executive Compensation Structure

   During FY2000 the Committee reviewed and revised the Company’s Executive Incentive Compensation Plan and approved a restricted stock based long term incentive program. As a consequence, beginning in FY2000, executive compensation at GenCorp consisted of four components — base pay, an annual incentive bonus, stock options and a restricted stock award. These components are combined on an individual basis to focus each executive on high levels of sustained performance directed at key organizational objectives. A degree of risk/reward potential has been built into the compensation program to provide adequate motivation to achieve superior results.

   In order to ensure that GenCorp remains competitive, the Committee has developed a Comparator Group of companies, against which it measures GenCorp levels of executive compensation. In addition, the Committee considers analyses of current executive compensation trends and practices derived from national executive compensation surveys.

          a. Base Pay

   The level of base pay for the reported executives is established relative to the competitive pay levels for comparable positions in the Comparator Group. Each executive position is reviewed against this standard, with consideration given to the performance and experience of each incumbent GenCorp executive. No specific weighting is applied to these factors; rather, the collective judgment of the Committee members is utilized in establishing the appropriate level of base pay for the following year.

          b. Annual Incentive Bonuses

   Incentive bonuses are determined pursuant to the Company’s Executive Incentive Compensation Plan approved by the Committee on an annual basis.

   Under the FY2002 Plan, which is applicable to key senior management, including the named executive officers, each employee is assigned an incentive opportunity keyed to base salary (125% of base for the Chairman and the CEO, 100% for Senior Vice Presidents and business unit Presidents and 50% for Vice Presidents). For corporate employees, the percentages of opportunity earned are keyed to a combination of (i) growth in

Earnings Per Share (EPS) prior to unusual items, with a floor at 10% growth and a cap at 20% growth; (up to 60% of total opportunity; (ii) cash flow management (up to 30% of total opportunity; and (iii) achievement of discretionary objectives (up to 10% of total opportunity — requires at least a threshold award under either the EPS incentive or cash flow incentive). For business units, the percentages of opportunity earned are keyed to (a) earnings before interest and taxes (EBIT) (80% of total opportunity) and (b) cash flow management (20% of total opportunity), with no bonus payable if Annual Operating Plan goal is not met, with no limit on the bonus opportunity. Incentive bonuses are paid in cash.

          c. Stock Options

   The Company’s philosophy is to link the interests of executives to the interests of shareholders. Stock options help accomplish this goal and are an important component of overall compensation. In FY2002 the Company granted stock options to executives in positions that have the ability to significantly impact the Company’s performance. In determining the size of these grants the Company followed competitive norms of the Comparator Group. FY2002 option grants were issued under the GenCorp 1999 Equity and Performance Incentive Plan.

   Employees, including Mr. Phillips, who elected to retire under the GenCorp 2001 Voluntary Enhanced Retirement Program will retain for the term specified those stock options that have vested prior to commencement of the employee’s Salary Continuation status. However, all stock options that have not vested prior to the commencement of an employee’s Salary Continuation status are forfeited.

          d. Restricted Stock

   As a means to further link the interests of executives to the interests of shareholders, beginning in FY2000 the Company made grants of restricted stock to key executives as part of the long term incentive compensation program of the Company. These grants, pursuant to the 1999 Equity and Performance Incentive Plan, are subject to performance based vesting and other terms and conditions set forth in a Restricted Stock Agreement between the executive and the Company. Providing that the executive remains in the continuous employ of the Company, the shares may become nonforfeitable over a four or five year period (pursuant to a vesting schedule included in the Agreement) beginning with the first anniversary of the grant. The grantees have all rights of a shareholder, including the right to vote the shares and receive dividends, during the vesting period, and all shares will become immediately nonforfeitable upon the occurrence of a change in control.

   Under grants made in FY2000 and FY2001, the number of shares to be vested at completion of FY2002 and each succeeding fiscal year will be determined on the basis of year over year growth in reported EPS prior to unusual items according to a vesting table included in the Agreements. If reported EPS for a just completed fiscal year is not at least 10% more than the preceding year, the entire share grant allocated to the just completed fiscal year will be forfeited. The number of shares that will vest increases with reported EPS ranging from 10% to 20%, with the entire allocated share grant for a year becoming vested if reported EPS increases 20% over the prior year. In the event growth in reported EPS should exceed 20%, the share grant allocated to the just completed fiscal year will, subject to negative discretion of the Board, be increased by accelerating the vesting of 25% of the shares from succeeding years on a pro rata basis.

   Restricted shares granted in FY2002 vest only if shares of GenCorp common stock close at or above $19.00 per share for ten consecutive market closes within four years from the date of grant. Potential vesting is reduced to 50% after three years from the date of grant.

   The Board previously approved a Key Employee Loan Program designed to enable employees whose restricted stock has vested to pay taxes on the stock and retain it for as long as they remain employees of the Company. Interest on such loans was set at the marginal borrowing rate of the Company, to be reviewed annually by the Committee. Repayment provisions begin following termination of employment. Following the enactment of the Sarbanes-Oxley Act of 2002, the Key Employee Loan Program was terminated effective July 30, 2002, but outstanding loans remained in effect in accordance with their existing terms.

   Key executives, including Mr. Phillips, who elected to retire under the GenCorp 2001 Voluntary Enhanced Retirement Program, are not eligible to receive new restricted stock awards or to vest in prior restricted stock awards once the executive’s Salary Continuation status has commenced. However, such executives will retain previously granted restricted shares that have vested as a result of achieving performance objectives in a fiscal year completed prior to the commencement of an employee’s Salary Continuation status.

Organization & Compensation Committee Policy with Regard to Deductibility of

Executive Compensation

   Section 162(m) of the Internal Revenue Code imposes limits on the deductibility of certain compensation in excess of $1 million paid to the Chief Executive Officer and other named executive officers of public companies.

   Management and the Committee have reviewed the regulations and feel that the current compensation program and policies are appropriate.

   In those years when performance is exceptional, it is possible for one or more officers to surpass the $1 million threshold under the executive officer compensation program. At this time the Committee believes that accommodating the IRS regulations will not produce material benefits or increases in shareholder value. However, the Committee intends to review this issue regularly and may change its position in future years.

Performance in 2002

   Although substantial progress was made during the year by Messrs. Wolfe and Hall and the staff in the key result areas, the Earnings Per Share growth and cash management objectives were not met. Therefore, the Committee has determined that Messrs. Wolfe and Hall and the GenCorp Headquarters Staff will receive no annual bonus for FY2002. Mr. Martin and the bonus eligible executives of the Aerojet business unit were paid an annual incentive bonus for FY2002 based on the Earnings Before Interest and Taxes (EBIT) that Aerojet achieved. Mr. Martin was awarded a FY2002 bonus of $245,000 pursuant to the Company’s Executive Incentive Compensation Plan. Mr. Bryant and the bonus eligible executives of the GDX Automotive business unit were paid an annual incentive bonus for FY2002 based on the EBIT and cash flow targets that GDX achieved. Mr. Bryant was awarded a FY2002 bonus of $260,000. Mr. Carleone and the bonus eligible executives of the Aerojet Fine Chemicals business unit were paid an annual incentive bonus for FY2002 based on the EBIT and cash flow targets that AFC achieved. Mr. Carleone was awarded a FY2002 bonus of $215,000. Likewise, because annual growth in Earnings Per Share for FY2002 did not meet the ten percent threshold, all unvested restricted stock grants allocated to FY2002 were forfeited by the GenCorp Headquarters Staff. Pursuant to the plan, these forfeited shares (a total of 17,900) have been returned to the 1999 Equity and Performance Incentive Plan.

FY2003 Compensation Plan

   The Committee has determined that the FY2003 Compensation Plan will consist of the same four basic elements as in place during FY2002 — base pay, an annual incentive bonus, stock options and a restricted stock award. Selected base salaries for FY2003 will be adjusted to reflect competitive trends and to recognize individual executive performance and strengths.

   The Committee has decided to continue the long term incentive portion of the compensation plan utilizing grants of stock options to purchase Common Stock of the Company awarded under the GenCorp 1999 Equity and Performance Incentive Plan. The FY2003 grants of stock options were made under the same philosophies and terms and conditions that have been in effect since FY2000. Restricted shares granted in February 2003 are allocated to fiscal years FY2003, FY2004 and FY2005, and will vest if reportable EPS for each such year, as adjusted for certain non-cash items, equals or exceeds the EPS determined under the Company’s Annual Operating Plan, as adjusted for certain non-cash items, for each such fiscal year. Under the FY2003 Executive Incentive Compensation Plan, which is applicable to key senior management, including the named executive officers, each employee is assigned an incentive opportunity keyed to base salary (125% of base for the Chairman and the CEO, 100% for Senior Vice Presidents and business unit Presidents and 50% for Vice Presidents). The GenCorp Headquarters portion of the plan will consist of a combination of incentives to be earned based on achieving: (i) growth in EPS prior to non-cash, restructuring and unusual items, with a floor at 10% growth and a cap at 24% growth (up to 70% of total opportunity); and (ii) cash flow management (up to 30% of total opportunity). The FY2003 bonuses for the Company’s business units will remain keyed primarily to achievement of business unit EBIT and cash flow targets.

By:	The Organization & Compensation Committee of the Board of Directors:

William K. Hall, Chairman
J. Robert Anderson
Steven G. Rothmeier
Dr. Sheila E. Widnall

February 4, 2003

CEO Compensation

   In July 2002, the Board approved a 14.2% increase in base salary for Mr. T. Hall to $475,000 effective upon his July 1, 2002 assumption of the position of Chief Executive Officer.

   At its February 5, 2003 meeting, the Board, upon recommendation of the Organization & Compensation Committee, did not authorize payment of any year end bonus to Mr. T. Hall under the Executive Incentive Compensation Plan, a description of which begins on page 19, because Earnings Per Share growth and cash management objectives were not achieved.

   At its February 5, 2003 meeting, the Board granted Mr. T. Hall 100,000 restricted shares of GenCorp Common Stock and options to purchase an additional 100,000 shares of GenCorp Common Stock. The Board also approved a 15.8% increase in base salary for Mr. T. Hall to $550,000, to be effective April 1, 2003.

   The foregoing recommendations were approved by the following non-employee GenCorp Directors on February 5, 2003:

J. Robert Anderson J. Gary Cooper James J. Didion William K. Hall	James M. Osterhoff Steven G. Rothmeier Dr. Sheila E. Widnall

PERFORMANCE GRAPH

      The following graph compares the cumulative total shareholder return, assuming reinvestment of dividends, of the Company’s Common Stock with the cumulative total return, assuming reinvestment of dividends, of the Standard & Poor’s 500 Composite Stock Price Index and the Company’s Peer Group Index.

Comparison of Cumulative Total Return

Among GenCorp, S&P 500 Index and the Peer Group Index

	Years Ending

	Base
	Period
Company Name/Index	Nov97	Nov98	Nov99	Nov00	Nov01	Nov02

GENCORP INC(1)	$100	$100.61	$79.74	$59.16	$95.24	$61.18
S&P 500 INDEX	$100	$123.66	$149.50	$143.19	$125.69	$104.93
PEER GROUP(2)(3)	$100	$100.92	$90.30	$111.37	$92.18	$89.30

(1)	The returns since November 1999 have been adjusted to account for the spin-off of OMNOVA Solutions Inc. in October 1999. In this spin-off, GenCorp shareholders received one share of OMNOVA common stock for each share of GenCorp common stock. The annual return figures for GenCorp include an $8.50 cash equivalent paid in 1999 as a result of the OMNOVA Solutions spin-off.

(2)	GenCorp previously used the S&P Manufacturing (Diversified) Index. This index was discontinued by S&P as of 12/31/01 when it converted to the Global Industry Classification Standard (GICS). This data is no longer available to GenCorp.

(3)	The Peer Group selected by GenCorp is a combination of the S&P 500 Aerospace & Defense and the S&P 500 Auto Components Indexes, weighted by market value.

SOURCE: STANDARD & POOR’S INVESTMENT SERVICES

REPORT OF THE AUDIT COMMITTEE

   The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities pertaining to the Company’s accounting, auditing and financial reporting processes. Management is responsible for establishing and maintaining the Company’s system of internal controls and preparing financial statements in accordance with accounting principles generally accepted in the United States of America.

   In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors matters required to be discussed by SAS 61 and the auditors’ independence from management and the Company, including the written disclosures and letter received from the independent auditors as required by the Independence Standards Board Standard No. 1 and the compatibility of their non-audit services with maintaining their independence.

   The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

   The Committee held 17 meetings during FY2002, 10 of which occurred January through March in connection with the Committee’s direction of a review by the Company and outside legal and accounting advisors into certain accounting issues discovered at two of the Company’s GDX Automotive plants in late 2001. The results of this review were fully reflected in the Company’s FY2001 Form 10-K report.

   In reliance on the reviews and discussions referred to in the foregoing paragraphs, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended November 30, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder ratification, the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending November 30, 2003.

   The Committee operates under a written charter which was most recently modified and approved by the Company’s Board of Directors in February 2003. The full text of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

James M. Osterhoff, Audit Committee Chair

J. Gary Cooper, Committee Member
William K. Hall, Committee Member
Steven G. Rothmeier, Committee Member

February 4, 2003

APPOINTMENT OF INDEPENDENT AUDITORS

   During fiscal year 2002, Ernst & Young LLP provided various audit, audit related and non-audit services to the Company as follows:

a)	Audit Fees: The aggregate fees billed for professional services rendered for the audit of GenCorp’s annual consolidated financial statements and the quarterly reviews of the financial statements included in GenCorp’s Forms 10-Q, $2,527,000,

b)	Audit Related Fees: Assurance and related services that are traditionally performed by the independent accountant. More specifically, these services include, among others: employee benefit plan audits; due diligence related to mergers and acquisitions; accounting assistance in connection with proposed or consummated acquisitions; “comfort” letters, consents and SEC registration statements; internal control reviews including the special review of prior year accounting issues at GDX Automotive; consultation concerning financial accounting and reporting standards; and other audits and reports not necessary to render an opinion on the consolidated financial statements, $903,000,

c)	Financial Information Systems Design and Implementation Fees: The aggregate fees billed for the professional services rendered by the principal accountant for the most recent fiscal year relating to either (i) directly or indirectly operating, or supervising the operation of, the audit client’s information system or managing the audit client’s local area network or (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the audit client’s financial statements taken as a whole, $0.00.

d)	All Other Fees: The aggregate fees billed for services, other than covered above, rendered by the principal accountant. These services include tax compliance and tax consultations, $154,000.

   The Audit Committee of the Board has considered whether provision of the services described in sections (b), (c) and (d) above is compatible with maintaining the independent accountant’s independence and has determined that such services have not adversely affected Ernst & Young LLP’s independence.

   Upon recommendation of the Audit Committee, and subject to ratification by the shareholders at the March 26, 2003 Annual Meeting, the Board of Directors has appointed Ernst & Young LLP as independent auditors to examine the consolidated financial statements of the Company for the fiscal year ending November 30, 2003.

   If the Board’s appointment is not ratified, or if Ernst & Young LLP declines to act or becomes incapable of action, or if their appointment is discontinued, the Board will appoint other independent auditors whose continued appointment after the next Annual Meeting of Shareholders shall be subject to ratification by the shareholders.

   Ernst & Young representatives are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire, and it is expected that they will respond to appropriate questions raised at the meeting.

   The persons named in the accompanying form of proxy intend to vote such proxies to ratify the appointment of Ernst & Young LLP unless a contrary choice is indicated.

   The Board of Directors recommends a vote FOR ratification of the appointment of independent auditors.

OTHER BUSINESS

   The Company did not receive notice by December 30, 2002 of any shareholder proposal meeting the requirements of Securities and Exchange Commission Rule 14a-8, and consequently, does not know of any shareholder proposal scheduled to be presented at the meeting. Therefore, if any other matters do properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy pursuant to discretionary authority conferred thereby, to vote the proxy in accordance with their best judgment on such matters.

GENERAL INFORMATION

Submission of Shareholder Proposals

   Shareholders who intend to have their proposals considered for inclusion in the Company’s proxy materials related to the 2004 annual shareholders meeting must submit their proposals to the Company no later than November 8, 2003. GenCorp’s Corporate Governance and Environmental/Government Issues Committee will consider shareholder suggestions for nominees for election to the Company’s Board if such suggestions are in writing and are accompanied by the written consent of each such nominee. To be considered for nomination for election at an annual meeting, such suggestions for nominees must be addressed to the Corporate Governance and Environmental/Government Issues Committee, and mailed to GenCorp Inc., Attention: Secretary, P.O. Box 537012, Sacramento, CA 95853-7012, and must be received by the Secretary of GenCorp no later than the December 1 immediately preceding the date of the annual meeting at which the nominee is to be considered for election. Shareholders who intend to present a proposal at the 2004 annual meeting without inclusion of that proposal in the Company’s proxy materials are required to provide notice of their proposal to the Company no later than January 22, 2004. The Company’s proxy for the 2004 annual meeting will grant authority to the persons named in the proxy card to exercise their voting discretion with respect to any proposal of which the Company does not receive notice by January 22, 2004. All proposals for inclusion in the Company’s proxy materials, notices of proposals and suggestions for nominees for election to the Company’s Board should be sent to GenCorp Inc., Attention: Secretary, P.O. Box 537012, Sacramento, CA 95853-7012.

Solicitation Expense

   The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, the Company may solicit proxies by personal interview and telephone. The Company will reimburse brokers and other persons holding shares for others for their reasonable expenses in sending soliciting material to their principals. The Company has also made arrangements with Georgeson Shareholder Communications Inc., New York, NY, to assist in the solicitation of proxies for a fee of $8,500 plus reimbursement of normal expenses.

   It is important that proxies be voted promptly. Therefore, shareholders who do not expect to attend in person are urged to vote either (a) by using the toll-free telephone number shown on your proxy card, (b) by casting your vote electronically at the website listed on your proxy card, or (c) by signing, dating and returning the accompanying proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors,

GREGORY KELLAM SCOTT, Secretary

February 18, 2003

APPENDIX A

AUDIT COMMITTEE CHARTER

   The purposes of the Audit Committee of GenCorp Inc. are (a) to assist the Board of Directors in overseeing (i) the quality and integrity of the Company’s financial statements, (ii) the qualifications and independence of the Company’s independent auditors, (iii) the performance of the Company’s internal audit function and independent auditors and (iv) the Company’s compliance with legal and regulatory requirements; and (b) to prepare the report of the Committee to be included in the Company’s annual proxy statement.

   The Committee shall consist of three or more nonemployee directors who are independent of management, are free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a Committee member, and that otherwise satisfy the independence requirements of the NYSE and applicable laws and regulations of the U.S. Government. Each member of the Committee must be financially literate or must become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall qualify as a financial expert, as defined by the SEC. Qualifications of Committee members shall be determined by the Board in its business judgment.

   The Committee shall have and may exercise the powers of the Board of Directors in managing the business and affairs of the Company in accordance with the following delegated duties and functions, to:

a. Have the sole and direct responsibility and authority for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, evaluation and oversight of the work of the independent auditors (the “Auditors”), including resolving disagreements between management and the Auditors regarding financial reporting. The Auditors shall report directly to the Committee. The Committee shall have the responsibility and authority to approve in advance all audit and non-audit services to be provided by the Auditors and may delegate authority to grant such pre-approvals to one or more members of the Committee with a requirement to keep the entire Committee so advised;

b. Discuss with the Auditors the overall scope, plans, and staffing for their audit;

c. On an annual basis obtain and review a report describing (i) all relationships between the Auditors and the Company to assess the Auditors’ objectivity and independence, as required by Independence Standards Board Standard No. 1, and take, or recommend that the Board take, appropriate action to assure continuing independence of the Auditors; (ii) the Auditors’ internal quality-control procedures; and (iii) any material issues raised by the most recent quality-control review, or peer review, of the Auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years;

d. Review with management and the Auditors the preparation of the financial statements and related disclosures contained in the Company’s annual and quarterly reports, including (i) the results of the Auditors’ timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices; (ii) their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used;

(iii) the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates and judgments; (iv) regular reports from the Auditors on the critical accounting policies and practices of the Company and the effects of alternative GAAP methods on the financial statements; and (v) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements; (vi) and any related disagreements or other matters brought to the Committee’s attention.

e. Discuss, at least annually, with the Auditors (i) the matters required to be discussed by Statement on Auditing Standards 61 relating to the conduct of the audit; (ii) the audit process, including any problems or difficulties encountered in the course of the performance of the audit; or significant disagreements; (iii) the Company’s internal controls; and (iv) material written communications between the Auditors and the Company.

f. Review and evaluate the Company’s system of internal controls, and recommend to management changes or improvements therein;

g. Review and evaluate the Company’s internal audit function, including its independence, staffing and performance, and recommend to management changes or improvements therein;

h. Review and evaluate the appropriateness of the internal audit plans for the forthcoming year, including risk assessments, scope of coverage, planning and staffing;

i. Meet separately, at least once every fiscal quarter, with management and with the Auditors, and the internal auditors without members of management present;

j. Review and evaluate significant audit findings, including significant suggestions for improvements in systems and internal controls from the internal auditors and the Auditors;

k. Periodically review and discuss with management the Company’s guidelines and policies with respect to the process by which the Company undertakes risk assessment and risk management, including discussion of the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

l. Review and discuss management’s statement of its responsibility for and its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the Auditors’ report on management’s assessment;

m. Review and discuss with management the Company’s practices regarding earnings press releases and the provision of financial information and earnings guidance by management to analysts and ratings agencies;

n. Review and discuss with the CEO and CFO the procedures undertaken in connection with the CEO and CFO certifications for annual and quarterly reports, including their evaluation of the Company’s disclosure controls and procedures and its internal controls;

o. Review with management and the Auditors legal and regulatory matters that may have a material effect on the Company’s financial statements or related compliance policies; any correspondence with regulators or governmental agencies that raise material issues regarding the Company’s financial statements or accounting policies; and any material reports or inquiries received by the Company or any of its subsidiaries from regulators or governmental agencies;

p. Establish and maintain procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

q. Receive corporate attorney’s reports of evidence of any material violation of securities laws or any breach of fiduciary duty;

r. Engage such outside legal, accounting, and other advisors as it shall deem necessary or appropriate;

s. Establish policies for the Company’s hiring of employees or former employees of the Auditors;

t. Routinely communicate the results of all reviews and meetings with the entire Board of Directors;

u. Review this charter annually and obtain the Board of Directors’ approval; and

v. Undertake and review with the Board an annual performance evaluation of the Committee.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Auditors.

* DETACH PROXY CARD HERE *

PLEASE RETURN THIS CARD PROMPTLY USING THE ACCOMPANYING ENVELOPE	☒	Votes must be indicated (x) in Black or Blue ink.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF GENCORP INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2 PROPOSED BY THE COMPANY:

1.	ELECTION OF DIRECTORS

FOR ALL	☐	WITHHOLD ☐ FOR ALL	* EXCEPTIONS	☐

Nominees: 01 — J. Gary Cooper, 02 — James M. Osterhoff, 03 — Steven G. Rothmeier

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX AND WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)

* Exceptions _____________________	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To ratify the Board of Directors’ selection of Ernst &Young LLP as the independent auditors of the Company.

3.	Upon matters incident to the conduct of the meeting and such other business as may properly come before the meeting or any adjournments thereof.

SCAN LINE

Please sign exactly as name appears at left. Your shares may not be voted by the Trustee unless you sign and return this card so that it will reach the Trustee not later than March 24, 2003.

Date	Share Owner sign here

GENCORP

February 18, 2003

Dear Shareholder:

     The Annual Meeting of Shareholders of GenCorp Inc. will be held at the Sheraton Grand Sacramento, 1230 J Street, Sacramento, California 95814 on March 26, 2003 at 9:00 o’clock a.m. local time. At the meeting, shareholders will elect three directors, act on a proposal to ratify the appointment of the independent auditors of the Company for the fiscal year ending November 30, 2003, and transact such other business as may properly come before the meeting.

     It is important that your shares be represented at the meeting. Whether or not you plan on attending the meeting, please review the enclosed proxy materials and vote by completing the proxy form attached below and mailing the proxy form in the envelope provided.

Terry L. Hall,
President and Chief Executive Officer

CONFIDENTIAL VOTING INSTRUCTIONS

     To: Canadian Western Bank and Trust, Trustee For The GenCorp Canada Inc. Savings Plan

     I hereby authorize the Trustee to vote (or cause to be voted) all shares of Common Stock of GenCorp Inc. which may be allocated to my account in the GenCorp Stock Fund of the GenCorp Canada Inc. Savings Plan at the Annual Meeting of Shareholders to be held at the Sheraton Grand Sacramento, 1230 J Street, Sacramento, California 95814 on March 26, 2003, and at any adjournments thereof, and direct the Trustee to vote as instructed below and in accordance with its judgment on matters incident to the conduct of the meeting and any matters of other business referred to in Item 3:

(THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GENCORP INC.)

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE PLAN PARTICIPANT. IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES IN ITEM 1, FOR ITEM 2 AND IN ACCORDANCE WITH THE TRUSTEE’S SOLE JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY MATTERS OF OTHER BUSINESS REFERRED TO IN ITEM 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

I PLAN TO ATTEND MEETING	☐	GENCORP INC. P.O. BOX 11109 NEW YORK, N.Y. 10203-0109

To change your address, please mark this box ☐

(Continued And To Be Signed On Other Side.)
PLEASE EXECUTE AND RETURN YOUR PROXY PROMPTLY

TELEPHONE
1-888-216-1318

     Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the simple directions. Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.

OR

INTERNET
https://www.proxyvotenow.com/gen

     Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create an electronic ballot.

OR

MAIL

     Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

     Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy.

1-888-216-1318 CALL TOLL-FREE TO VOTE	CONTROL NUMBER FOR TELEPHONE OR INTERNET VOTING

* DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET *

PLEASE RETURN THIS CARD PROMPTLY USING THE ACCOMPANYING ENVELOPE	☒	Votes must be indicated (x) in Black or Blue ink.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF GENCORP INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2 PROPOSED BY THE COMPANY:

1.	ELECTION OF DIRECTORS

FOR ALL	☐	WITHHOLD ☐ FOR ALL	* EXCEPTIONS	☐

Nominees: 01 — J. Gary Cooper, 02 — James M. Osterhoff, 03 — Steven G. Rothmeier

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX AND WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)

* Exceptions _____________________	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To ratify the Board of Directors’ selection of Ernst &Young LLP as the independent auditors of the Company.

3.	Upon matters incident to the conduct of the meeting and such other business as may properly come before the meeting or any adjournments thereof.

SCAN LINE

Please sign exactly as name appears at left. Your shares may not be voted by the Trustee unless you sign and return this card so that it will reach the Trustee not later than March 24, 2003.

Date	Share Owner sign here

GENCORP

February 18, 2003

Dear Shareholder:

     The Annual Meeting of Shareholders of GenCorp Inc. will be held at the Sheraton Grand Sacramento, 1230 J Street, Sacramento, California 95814 on March 26, 2003 at 9:00 o’clock a.m. local time. At the meeting, shareholders will elect three directors, act on a proposal to ratify the appointment of the independent auditors of the Company for the fiscal year ending November 30, 2003, and transact such other business as may properly come before the meeting.

     It is important that your shares be represented at the meeting. Whether or not you plan on attending the meeting, please review the enclosed proxy materials and vote by telephone, the internet or by completing the proxy form attached below and mailing the proxy form in the envelope provided.

Terry L. Hall,
President and Chief Executive Officer

PLEASE VOTE BY TELEPHONE OR INTERNET AS EXPLAINED
ON THE REVERSE SIDE
OR
DETACH AND MARK THE PROXY, SIGN IT BELOW AND RETURN IT IN THE
POSTAGE PAID ENVELOPE ENCLOSED IN THIS PACKAGE.

DETACH PROXY FORM HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

CONFIDENTIAL VOTING INSTRUCTIONS

     To: Fidelity Management Trust Company, Trustee For The GenCorp Retirement Savings Plan

     I hereby authorize the Trustee to vote (or cause to be voted) all shares of Common Stock of GenCorp Inc. which may be allocated to my account in the GenCorp Stock Fund of the GenCorp Retirement Savings Plan at the Annual Meeting of Shareholders to be held at the Sheraton Grand Sacramento, 1230 J Street, Sacramento, California 95814 on March 26, 2003, and at any adjournments thereof, and direct the Trustee to vote as instructed below and in accordance with its judgment on matters incident to the conduct of the meeting and any matters of other business referred to in Item 3:

(THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE PLAN PARTICIPANT. IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES IN ITEM 1, FOR ITEM 2 AND IN ACCORDANCE WITH THE TRUSTEE’S SOLE JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY MATTERS OF OTHER BUSINESS REFERRED TO IN ITEM 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

I PLAN TO ATTEND MEETING	☐	GENCORP INC. P.O. BOX 11106 NEW YORK, N.Y. 10203-0106

To change your address, please mark this box ☐

(Continued And To Be Signed On Other Side.)
PLEASE EXECUTE AND RETURN YOUR PROXY PROMPTLY

TELEPHONE
1-888-216-1318

     Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the simple directions. Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.

OR

INTERNET
https://www.proxyvotenow.com/gen

     Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create an electronic ballot.

OR

MAIL

     Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

     Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy.

1-888-216-1318 CALL TOLL-FREE TO VOTE	CONTROL NUMBER FOR TELEPHONE OR INTERNET VOTING

* DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET *

PLEASE RETURN THIS CARD PROMPTLY USING THE ACCOMPANYING ENVELOPE	☒	Votes must be indicated (x) in Black or Blue ink.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF GENCORP INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2 PROPOSED BY THE COMPANY:

1.	ELECTION OF DIRECTORS

FOR ALL	☐	WITHHOLD ☐ FOR ALL	* EXCEPTIONS	☐

Nominees: 01 — J. Gary Cooper, 02 — James M. Osterhoff, 03 — Steven G. Rothmeier

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX AND WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)

* Exceptions _____________________	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To ratify the Board of Directors’ selection of Ernst &Young LLP as the independent auditors of the Company.

3.	Upon matters incident to the conduct of the meeting and such other business as may properly come before the meeting or any adjournments thereof.

SCAN LINE

Please sign exactly as name appears at left. Your shares may not be voted by the Trustee unless you sign and return this card so that it will reach the Trustee not later than March 24, 2003.

Date	Share Owner sign here

GENCORP

February 18, 2003

Dear Shareholder:

     The Annual Meeting of Shareholders of GenCorp Inc. will be held at the Sheraton Grand Sacramento, 1230 J Street, Sacramento, California 95814 on March 26, 2003 at 9:00 o’clock a.m. local time. At the meeting, shareholders will elect three directors, act on a proposal to ratify the appointment of the independent auditors of the Company for the fiscal year ending November 30, 2003, and transact such other business as may properly come before the meeting.

     It is important that your shares be represented at the meeting. Whether or not you plan on attending the meeting, please review the enclosed proxy materials and vote by telephone, the internet or by completing the proxy form attached below and mailing the proxy form in the envelope provided.

Terry L. Hall,
President and Chief Executive Officer

PLEASE VOTE BY TELEPHONE OR INTERNET AS EXPLAINED
ON THE REVERSE SIDE
OR
DETACH AND MARK THE PROXY, SIGN IT BELOW AND RETURN IT IN THE
POSTAGE PAID ENVELOPE ENCLOSED IN THIS PACKAGE.

DETACH PROXY FORM HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

CONFIDENTIAL VOTING INSTRUCTIONS

     To: Fidelity Management Trust Company, Trustee For The Aerojet Fine Chemicals LLC
Retirement Savings Plan

     I hereby authorize the Trustee to vote (or cause to be voted) all shares of Common Stock of GenCorp Inc. which may be allocated to my account in the GenCorp Stock Fund of the The Aerojet Fine Chemicals LLC Retirement Savings Plan at the Annual Meeting of Shareholders to be held at the Sheraton Grand Sacramento, 1230 J Street, Sacramento, California 95814 on March 26, 2003, and at any adjournments thereof, and direct the Trustee to vote as instructed below and in accordance with its judgment on matters incident to the conduct of the meeting and any matters of other business referred to in Item 3:

(THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE PLAN PARTICIPANT. IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES IN ITEM 1, FOR ITEM 2 AND IN ACCORDANCE WITH THE TRUSTEE’S SOLE JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY MATTERS OF OTHER BUSINESS REFERRED TO IN ITEM 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

I PLAN TO ATTEND MEETING	☐	GENCORP INC. P.O. BOX 11112 NEW YORK, N.Y. 10203-0112

To change your address, please mark this box ☐

(Continued And To Be Signed On Other Side.)
PLEASE EXECUTE AND RETURN YOUR PROXY PROMPTLY

TELEPHONE
1-888-216-1318

     Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the simple directions. Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.

OR

INTERNET
https://www.proxyvotenow.com/gen

     Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create an electronic ballot.

OR

MAIL

     Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

     Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy.

1-888-216-1318 CALL TOLL-FREE TO VOTE	CONTROL NUMBER FOR TELEPHONE OR INTERNET VOTING

* DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET *

PLEASE RETURN THIS CARD PROMPTLY USING THE ACCOMPANYING ENVELOPE	☒	Votes must be indicated (x) in Black or Blue ink.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF GENCORP INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2 PROPOSED BY THE COMPANY:

1.	ELECTION OF DIRECTORS

FOR ALL	☐	WITHHOLD ☐ FOR ALL	* EXCEPTIONS	☐

Nominees: 01 — J. Gary Cooper, 02 — James M. Osterhoff, 03 — Steven G. Rothmeier

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX AND WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)

* Exceptions _____________________	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To ratify the Board of Directors’ selection of Ernst &Young LLP as the independent auditors of the Company.

3.	Upon matters incident to the conduct of the meeting and such other business as may properly come before the meeting or any adjournments thereof.

SCAN LINE

NOTE: Please sign as your name appears hereon, If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in full partnership name by authorized person.

Date	Share Owner sign here

Co-Owner sign here

GENCORP

February 18, 2003

Dear Shareholder:

     The Annual Meeting of Shareholders of GenCorp Inc. will be held at the Sheraton Grand Sacramento, 1230 J Street, Sacramento, California 95814 on March 26, 2003 at 9:00 o’clock a.m. local time. At the meeting, shareholders will elect three directors, act on a proposal to ratify the appointment of the independent auditors of the Company for the fiscal year ending November 30, 2003, and transact such other business as may properly come before the meeting.

     It is important that your shares be represented at the meeting. Whether or not you plan on attending the meeting, please review the enclosed proxy materials and vote by telephone, the internet or by completing the proxy form attached below and mailing the proxy form in the envelope provided.

Terry L. Hall,
President and Chief Executive Officer

PLEASE VOTE BY TELEPHONE OR INTERNET AS EXPLAINED
ON THE REVERSE SIDE
OR
DETACH AND MARK THE PROXY, SIGN IT BELOW AND RETURN IT IN THE
POSTAGE PAID ENVELOPE ENCLOSED IN THIS PACKAGE.

DETACH PROXY FORM HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

GENCORP INC.
P.O. BOX 537012, SACRAMENTO, CA 95853

PROXY FOR HOLDERS OF COMMON STOCK
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Yasmin R. Seyal, Gregory Kellam Scott and Margaret Hastings, and each of them, his or her proxy, with power of substitution, to vote all shares of Common Stock of GenCorp Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Sheraton Grand Sacramento, 1230 J Street, Sacramento, California 95814 on March 26, 2003, and at any adjournments thereof, and appoints the proxyholders to vote as directed below and in accordance with their sole judgment on matters incident to the conduct of the meeting and any matters of other business referred to in Item 3:

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES IN ITEM 1, FOR ITEM 2 AND IN ACCORDANCE WITH THE PROXY HOLDERS’ SOLE JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY MATTERS OF OTHER BUSINESS REFERRED TO IN ITEM 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

I PLAN TO ATTEND MEETING	☐	GENCORP INC. P.O. BOX 11107 NEW YORK, N.Y. 10203-0107

To change your address, please mark this box ☐

(Continued And To Be Signed On Other Side.)
PLEASE EXECUTE AND RETURN YOUR PROXY PROMPTLY